Icahn Enterprises L.P. Investor Presentation March 2014

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2013 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2013 .

Investment Highlights  IEP stock performance has meaningfully outpaced all its peers 3 (1) April 1, 2009 is the approximate beginning of the economic recovery. Source : Bloomberg. Includes reinvestment of distributions. Based on the share price as of February 28, 2014. Time Period IEP Berkshire Leucadia Loews S&P 500 Dow Jones Russell 2000 3 Years 190% 32% -11% 2% 49% 44% 50% 5 Years 373% 121% 104% 126% 181% 164% 225% 7 Years 27% 64% 6% 5% 54% 61% 64% April 1, 2009 (1) through February 28, 2014 401% 100% 101% 103% 159% 145% 199% January 1, 2000 through February 28, 2014 1691% 210% 310% 386% 66% 99% 182% April 1, 2009 (1) through February 28, 2014 38.8% 15.2% 15.2% 15.5% 21.3% 20.0% 24.9% January 1, 2000 through February 28, 2014 22.6% 8.3% 10.5% 11.8% 3.6% 5.0% 7.6% Gross Return on Investment in Stock Annualized Return

Investment Highlights

- Mr. Icahn believes there has never a better time for activist investing, if practiced properly, than today.
  - Several factors are responsible for this:
    1) low interest rates, which make acquisitions much less costly and therefore much more attractive,
    2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and
    3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with if we are ever going to end high unemployment and be able to compete in world markets
  - **But an activist catalyst is often needed to make an acquisition happen**
  - We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity
  - As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise
- Proven track record of delivering superior returns
  - **IEP total stock return of *1,691%*[(1)] since January 1, 2000**
    - S&P 500, Dow Jones Industrial and Russell 2000 indices returns of approximately 66%, 99% and 182% respectively over the same period
  - **Icahn Investment Funds performance since inception in November 2004**
    - Total return of approximately 257% [(2)]
    - Compounded average annual return of 15%[(2)]
    - Returns of 33.3%, 15.2%, 34.5%, 20.2%[(3)], and 30.8% in 2009, 2010, 2011, 2012, and 2013, respectively
    - Returns are especially compelling in light of the fact that the portfolio was substantially hedged during this period. As a long only portfolio, returns would have been even higher.
- Recent Financial Results
  - Record net income attributable to Icahn Enterprises of over $1.0 billion in 2013
  - Indicative Net Asset Value increased approximately 50% in 2013
  - Investment Segment up 30.8% in 2013
- $6.00 annual distribution (5.4% yield as of February 28, 2014)

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of February 28, 2014.
(2) Returns calculated as of December 31, 2013.
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

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The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion. Through our Investment segment, as of February 28, 2014, we have significant positions in various investments, which include Apple Inc. (AAPL), Forest Laboratories (FRX), eBay Inc. (EBAY), Chesapeake Energy (CHK), Herbalife Ltd. (HLF), Netflix (NFLX), Transocean Ltd. (RIG), Nuance Communications, Inc. (NUAN), Talisman Energy Inc. (TLM), Hologic Inc. (HOLX) and Navistar International Corp. (NAV).

Several of our operating businesses started out as investment positions in debt or equity securities, held either directly by our Investment segment or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. Most recently, we acquired a controlling interest in CVR Energy, Inc. ("CVR") which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of February 28, 2014, based on the closing sale price of CVR stock and distributions since we acquired control, we had a gain of approximately $1.7 billion on our purchase of CVR. The recent acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, the closing sale price of our depositary units was $7.625 per depositary unit. On February 28, 2014, our depositary units closed at $111.22 per depositary unit, representing an increase of approximately 1,691% since January 1, 2000 (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 66%, 99% and 182%, respectively, over the same period (including reinvestment of distributions into those indices).

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

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The Icahn Strategy (continued)

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes that he has never seen a time for activism that is better than today. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings.

We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this logical use of assets to increase value, because we believe those CEOs and boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which a strong activist catalyst is necessary.

We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium over market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company's earnings and the income from synergies to the acquirer's bottom line, at a relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition.

It is our belief that our strategy will continue to produce strong results into the future, and that belief is reflected in the action of the board of directors of our general partner, which announced in March 2014, a decision to modify our distribution policy to increase our annual distribution to $6.00 per depositary unit. We believe that the strong cash flow and asset coverage from our operating segments will allow us to maintain a strong balance sheet and ample liquidity.

In our view Icahn Enterprises is in a virtuous cycle. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value.

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Company Overview 7

Overview of Icahn Enterprises

- Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - Approximately $600 million of equity raised in 2013 to broaden our shareholder base and improve liquidity
  - As of December 31, 2013, affiliates of Carl Icahn owned approximately 88% of IEP's outstanding depositary units
- IEP benefits from increasing cash flows from its subsidiaries:
  - CVR Energy: $3.00 annual dividend, $12.00 in special dividends paid in 2013
  - CVR Refining: $3.68 dividends declared in 2013
  - American Railcar Inc: $1.60 annual dividend
  - American Railcar Leasing will generate recurring cash flows
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

($ millions)	As of December 31, 2013		FYE December 31, 2013					
	Assets		Revenue		Adjusted EBITDA		Adj. EBITDA Attrib. to IEP	
Segment	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)
Investment[1]	$ 8,353	29.94%	$ 2,031	9.8%	$ 1,912	52.1%	$ 816	43.0%
Automotive	7,545	27.04%	6,876	33.2%	587	16.0%	459	24.2%
Energy	5,748	20.60%	9,063	43.8%	869	23.7%	556	29.3%
Metals	334	1.20%	929	4.5%	(18)	-0.5%	(18)	-0.9%
Railcar	2,547	9.13%	744	3.6%	311	8.5%	111	5.9%
Gaming	996	3.57%	571	2.8%	66	1.8%	45	2.4%
Food Packaging	405	1.45%	348	1.7%	67	1.8%	50	2.6%
Real Estate	780	2.80%	85	0.4%	48	1.3%	46	2.4%
Home Fashion	222	0.80%	187	0.9%	1	0.0%	1	0.1%
Holding Company	971	3.48%	(150)	-0.7%	(170)	-4.6%	(170)	-9.0%
Total	$ 27,901	100.0%	$ 20,682	100.0%	$ 3,671	100.0%	$ 1,896	100.0%

(1) Investment segment total assets represents book value of equity.

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Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of December 31, 2013, Icahn Enterprises had investments with a fair market value of approximately $3.7 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
73%
56%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of approximately 30,000 hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
81%
Federal-Mogul Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
71%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of December 31, 2013. Excludes intermediary and pass through entities.

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Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 10

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and approximately $32 billion of assets as of December 31, 2013
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2005
- Mkt. Cap: $2.4bn
- Total Assets: $4.0bn

Current[1]
- Mkt. Cap: $13.0bn
- Total Assets: $31.7bn

Investment Management
8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13.

Year / Icahn Capital Returns:[3]							
2006	2007	2008	2009	2010	2011	2012	2013
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% [4]	30.8%

Oil and Gas Assets[2]
11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals
11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc.
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC
10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

(1) Market capitalization as of February 28, 2014 and balance sheet data as of December 31, 2013.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

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 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 12

Situation Overview  Historically, two businesses had a natural synergy ─ Aftermarket benefitted from OEM pedigree and scale  Review of business identified numerous dis - synergies by having both under one business ─ Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements  Structured as a C - Corporation ─ Investors seeking more favorable alternative structures  Review of business identifies opportunity for significant cash flow generation ─ High quality refiner in underserved market ─ Benefits from increasing North American oil production ─ Supported investment in Wynnewood refinery and UAN plant expansion  Strong investor appetite for yield oriented investments Strategic / Financial Initiative  Adjust business model to separate OEM Powertrain and Vehicle Component Systems into two separate segments  Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offering; completed CVR Partners secondary offering Result  Separation will improve management focus and maximize value of both businesses  CVR Energy stock up 81%, including dividends, from tender offer price of $30.00 (1) Significant Experience Optimizing Business Strategy and Capital Structure  IEP’s management team possesses substantial strategic and financial expertise ─ Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes  Active participation in the strategy and capital allocation for targeted companies ─ Not involved in day - to - day operations  IEP w ill make necessary investments to ensure subsidiary companies can compete effectively Select Examples of Strategic and Financial Initiatives (1) Based on CVR Energy’s current stock price as of February 28, 2014. 13

Deep Team Led by Carl Icahn  Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street  Team consists of approximately 20 professionals with diverse backgrounds ─ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer , Icahn Enterprises L.P. 9 12 SungHwan Cho Chief Financial Officer , Icahn Enterprises L.P. 7 15 Vincent J. Intrieri Senior Managing Director, Icahn Capital 15 29 Samuel Merksamer Managing Director, Icahn Capital 5 10 Brett Icahn Portfolio Manager, Sargon Portfolio 11 11 David Schechter Portfolio Manager, Sargon Portfolio 9 16 Keith Schaitkin General Counsel, Icahn Enterprises L.P. 12 33 14

Overview of Operating Segments 15

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds")
  - The Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Funds was $3.7 billion as of December 31, 2013
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

Historical Segment Financial Summary

Investment Segment ($millions)	FYE December 31, 2011[1]	2012	2013
Select Income Statement Data:			
Total revenues	$ 1,882	$ 398	$ 2,031
Adjusted EBITDA	1,845	374	1,912
Net income	1,830	372	1,902
Adjusted EBITDA attrib. to IEP	$ 876	$ 158	$ 816
Net income attrib. to IEP	868	157	812
Select Balance Sheet Data:			
Total equity	$ 6,668	$ 5,908	$ 8,353
Equity attributable to IEP	3,282	2,387	3,696
Gross Return[2]	34.5%	20.2%	30.8%

Highlights and Recent Developments

- Since inception in November 2004, the Investment Funds return is approximately 257%, representing an annualized rate of return of 15% through December 31, 2013
  - For year-ended December 31, 2013, returns of approximately 31%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Amylin, Genzyme, Motorola)
  - Corporate governance changes (e.g., Chesapeake)
- Core positions typically require significant long-term capital (>$500 million) and rapid execution
- Recent notable investment wins:
  - Amylin Pharmaceuticals, Biogen, Chesapeake, CVR Energy, El Paso, Forest Labs, Genzyme, Hain Celestial, Herbalife, MGM Studios, Motorola Mobility, Motorola Solutions, Netflix
- Our Investment segment is comprised of certain interests that we purchased from Mr. Icahn on August 8, 2007 and the Funds. The acquisition of these interests from Mr. Icahn was accounted for as a combination of entities under common control and we consolidated them on an as-if-pooling basis.
- The Funds returned all fee-paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.
- The Funds' historical gross returns prior to 2007 are for indicative purposes only and did not have an effect on the financial performance and results of operations for IEP during such period

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The return on the funds included the profits and losses of the Tropicana debt and equity until the time of distribution to the holding company. These profits and losses are eliminated in consolidation for 2011 and are presented here net of eliminations.

(2) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

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Significant Holdings As of December 31, 2013 (3) As of December 31, 2012 (3) As of December 31, 2011 (3) Company Mkt. Value ($mm) (4) % Ownership (5) Company Mkt. Value ($mm) (4) % Ownership (5) Company Mkt. Value ($mm) (4) % Ownership (5) $2,654 0.5% $1,083 11.5% $1,920 9.4% $1,841 11.4% $992 9.0% $1,773 12.0% $1,803 10.0% $514 10.0% $1,171 10.0% $1,335 16.8% $393 15.6% $798 9.9% $1,061 6.0% $274 14.3% $275 10.3% Icahn Capital (1) Represents a weighted - average composite of the gross returns, net of expenses for the Investment Funds. (2) Return assumes that IEP’s holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Inv est ment Funds returns were ~ 6.6% when excluding returns on CVR Energy after it became a consolidated entity . (3) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13 - F Holdings Reports, 13 - D flings or other public filings available as of specified date. (4) Based on closing share price as of specified date. (5) Total shares owned as a percentage of common shares issued and outstanding. 17.9% 37.8% 12.3% 33.3% 15.2% 34.5% 20.2% 30.8% 2005 2006 2007 2008 2009 2010 2011 2012 2013 Historical Gross Returns (1) (35.6%) (2) 17

Highlights and Recent Developments  CVR Refining IPO completed on January 23, 2013 and secondary offering on May 14, 2013  CVR Partners secondary offering completed May 22, 2013  Crude supply advantages supported by increasing North American crude oil production, decreasing North Sea production, transportation bottlenecks and geopolitical concerns ─ Strategic location allows CVR to benefit from access to price advantaged crude oil  CVR Partners’ expansion of UAN capacity completed in March 2013  CVR Energy paid special dividends of $12.00 per unit in 2013 and adopted a $3.00 per unit annual dividend policy ─ CVR Refining 2013 full year distribution was $3.68 per common unit ─ CVR Partners 2013 full year distribution was $1.98 per common unit Segment: Energy Company Description  CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP ( NYSE:UAN ) ─ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ─ CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt Historical Segment Financial Summary 18 (1) IEP acquired a controlling interest in CVI on May 4, 2012 and therefore 2012 results only include performance from that date forward. . Energy Segment ($ millions) 2012 (1) 2013 Select Income Statement Data: Total revenues 5,519$ 9,063$ Adjusted EBITDA 977 869 Net income 338 479 Adjusted EBITDA attrib. to IEP 787$ 556$ Net income attrib. to IEP 263 289 Select Balance Sheet Data: Total assets 5,743$ 5,748$ Equity attributable to IEP 2,383 1,926 FYE December 31,

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Has access to and can process price-advantaged mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets provide access to price advantaged mid-continent, Bakken and Canadian crude oils
  - ~50,000 bpd crude gathering system, 350+ miles of pipeline, over 125 owned crude transports, a network of strategically located crude oil gathering tank farms and ~6.0 million bbls of owned and leased crude oil storage capacity

Key Operational Data (2013)

Crude throughput (187,568 bpd)

Production (198,267 bpd)



Sweet 79.5%
Medium 10.2%
Heavy Sour 10.3%
Gasoline 47.7%
Distillate 41.4%
Other(1) 10.9%

Strategically Located Refineries and Supporting Logistics Assets

Refinery	Capacity (Mbpd)	Complexity
Coffeyville	115	12.9
Wynnewood	70	9.3
CVR Refining	185	11.5



Canada
Bakken
ND
SD
NE
KS
MN
IA
WI
IL
MO
AR
LA
TX
WY
UT
CO
Jackson
Salt Lake City
Denver
DJ Basin (Niobrara)
Anadarko Basin (Miss Lime)
Permian Basin
Midland
Sioux Falls
Sioux City
Omaha
Des Moines
Kansas City
Topeka
Columbia
Bartlesville
Cushing
Oklahoma City
Wichita Falls
Houston
Freeport
Sugar Land
Legend
Coffeyville Refinery
Wynnewood Refinery
Other PADD II Group 3 refineries
CVR Refining Crude Transportation
CVR Refining Crude Oil Pipeline
Third-Party Crude Oil Pipeline
CVR Refining Headquarters

(1) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

19

CVR Partners, LP (NYSE:UAN)

CVR Partners, LP (NYSE:UAN)

- Attractive market dynamics for nitrogen fertilizer
  - Decreasing world farmland per capita
  - Increasing demand for corn (largest use of nitrogen fertilizer) and meat
  - Nitrogen represents ~62% of fertilizer consumption
  - Nitrogen fertilizers must be applied annually, creating stable demand
- Expansion of UAN capacity completed in Q1 2013
- United States imports a significant amount of its nitrogen fertilizer needs
- Cost stability advantage
  - 87% fixed costs compared to competitors with 80-90% variable costs tied to natural gas
- Strategically located assets
  - 53% of corn planted in 2013 was within $45/UAN ton freight rate of plant
  - ~$15/UAN ton transportation advantage to Corn Belt vs. U.S. Gulf Coast

Strategically Located Assets



WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
WI
IL
MO
AR
ADDITIONAL SHIPMENTS EAST OF THE MISSISSIPPI
2012 TONS SOLD BY STATE

20

Segment: Automotive

Company Description

- Federal Mogul Corporation (NasdaqGS:FDML) operates in two business segments: Powertrain and Vehicle Component Systems
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Vehicle Component Systems sells and distributes a broad portfolio of products for the global light vehicle aftermarket, while also servicing original equipment manufacturers with certain products

Historical Segment Financial Summary

Automotive Segment ($millions)	FYE December 31, 2011	2012	2013
Select Income Statement Data:			
Total revenues	$ 6,937	$ 6,677	$ 6,876
Adjusted EBITDA	679	513	587
Net income	168	(22)	263
Adjusted EBITDA attrib. to IEP	$ 512	$ 390	$ 459
Net income attrib. to IEP	121	(24)	250
Select Balance Sheet Data:			
Total assets	7,288	7,282	7,545
Equity attributable to IEP	967	860	1,660

Corporate Highlights and Recent Developments

- $500 million rights offering completed in July 2013

Powertrain Highlights

- Industry-leading powertrain products to improve fuel economy, reduce emission and enhance durability
- Over 1,700 patents for powertrain technology and market leading position in many product categories
- Investing in emerging markets where there are attractive opportunities for growth
- Introduced enhanced restructuring initiative to lower cost structure, improve manufacturing footprint and drive emerging market growth
- 2012 results impacted by severe drop in European light vehicle and global heavy duty production

Vehicle Component Systems Highlights

- Aftermarket benefits from the growing number of vehicles on the road globally and the increasing average age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Global distribution channels evolving
  - Investing in emerging markets
  - Leverage brands across geographic markets
  - Streamline distribution in North America
- Restructuring business with a focus on building low cost manufacturing footprint and sourcing partnerships

21

Powertrain Segment VCS Segment Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine Global #1 Rings & Liners Market leader Sealing Components Global #1 in Gaskets Valve Seats and Guides Market leader Brake Pads / Components Global #1 Bearings Market leader Chassis #1 North America #2 Europe Ignition #2 (following Beru spark plug acquisition) Wipers #2 North America #3 Europe Sealing #4 Overall Ignition #2 North America #3 Europe Systems Protection Market leader Federal - Mogul Corp.’s Leading Market Position 22

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NasdaqGS:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP that owns an approximately 30,000 railcar lease fleet

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2011	2012	2013
Net Sales/Other Revenues From Operations:			
Manufacturing	$ 489	$ 853	$ 864
Railcar leasing	188	214	277
Railcar services	65	65	73
Eliminations	(61)	(346)	(475)
Total	$ 681	$ 786	$ 739
Gross Margin:			
Manufacturing	$ 48	$ 163	$ 197
Railcar leasing	80	97	146
Railcar services	15	14	19
Eliminations	(1)	(48)	(109)
Total	$ 142	$ 226	$ 253
Adjusted EBITDA attrib. to IEP	$ 27	$ 77	$ 111
Net income attrib. to IEP	2	29	30
Total assets	$ 2,107	$ 2,238	$ 2,547
Equity attributable to IEP	172	257	591

Highlights and Recent Developments

- Railcar manufacturing remains strong
  - Approximately 8,560 railcar backlog as of December 31, 2013
  - Tank demand from increasing crude oil production from shale oil
  - Covered hopper car demand from increasing industrial manufacturing base in United States due to lower cost energy
    - Received 2,750 plastic pellet car order in October 2013
  - Investments in vertical integration resulting in higher margins
- Growing railcar leasing business provides stability
  - Acquired 75% of ARL
  - Combined ARL and ARI railcar lease fleets of almost 35,000 railcars as of December 31, 2013
- Attractive financings on lease fleet
  - ARI refinanced debt secured by ARI's railcar lease fleet in January, 2014
  - ARL completed financing for $385 million in February, 2014
- ARI dividend increased 60% to $1.60 on annualized basis

23

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 371,600 square feet of gaming space with approximately 7,000 slot machines, 220 table games and 6,000 hotel rooms as of December 31, 2013
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment ($millions)	FYE December 31, 2011	2012	2013
Select Income Statement Data:			
Total revenues	$ 624	$ 611	$ 571
Adjusted EBITDA	$ 72	$ 79	$ 66
Net Income	24	30	19
Adjusted EBITDA attrib. to IEP	$ 37	$ 54	$ 45
Net income attrib. to IEP	13	21	13
Select Balance Sheet Data:			
Total assets	$ 770	$ 852	$ 996
Equity attributable to IEP	402	379	392

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
  - Tropicana Atlantic City: $25 million investment plan
  - Trop Evansville: hotel room renovation in 2012
  - Consolidated Lighthouse Point & Jubilee in Greenville, MS
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - Refinanced debt at attractive rates
  - Purchasing Lumière Place in St. Louis from Pinnacle for $260 million
- Pursuing opportunities in Internet gaming as states legalize online gaming
  - Partnership announced with Gamesys Ltd in New Jersey
  - NJ Internet gaming launched November 2013

24

Highlights and Recent Developments  Future growth expected to be driven by changing diets of a growing middle class in emerging markets ─ Since 2008, sales to emerging economies have grown, on average, 12.5% per year ─ Emerging market sales are over 50% of global sales in 2013 compared to 36% in 2007 ─ In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil  Developed markets remain a steady source of income ─ Distribution channels to certain customers spanning more than 50 years  Significant recent investments showing results in 2013 ─ $120 million of capital spent in 2009 - 2012 ─ Increase in cellulose casing capacity that came online in late 2012  Significant barriers to entry ─ Technically difficult chemical production process ─ Significant environmental and food safety regulatory requirements ─ Substantial capital cost.  Refinanced debt in January 2014 at attractive rates Segment: Food Packaging Company Description  Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry  Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ─ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 25 Food Packaging ($ millions) 2011 2012 2013 Select Income Statement Data: Total revenues 338$ 341$ 346$ Adjusted EBITDA 48 57 67 Net income 6 6 43 Adjusted EBITDA attrib. to IEP 35$ 41$ 50$ Net income attrib. to IEP 4 4 32 Select Balance Sheet Data: Total assets 350$ 355$ 405$ Equity attributable to IEP (1) (3) 55 FYE December 31,

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment ($ millions)	FYE December 31, 2011	2012	2013
Select Income Statement Data:			
Total revenues	$ 1,096	$ 1,103	$ 929
Adjusted EBITDA	26	(16)	(18)
Net Income	6	(58)	(28)
Adjusted EBITDA attrib. to IEP	$ 26	$ (16)	$ (18)
Net Income attrib. to IEP	6	(58)	(28)
Select Balance Sheet Data:			
Total assets	$ 476	$ 417	$ 334
Equity attributable to IEP	384	338	273

Highlights and Recent Developments

- NAFTA steel demand growth is estimated to be 0.2% for 2013, with growth forecasted to be 3.2% in 2014[(1)]
- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
  - Global steel use increasing 3.1% in 2013 and 3.3% in 2014[(1)]
- PSC is in attractive regional markets
  - $1.8 billion of steel capacity additions in PSC's geographic area including: V&M Star ($1.0 billion), Republic ($85 million), US Steel ($500 million) and Timken ($225 million)
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business (30% of total revenues in 2012)
  - Opportunities for market extension: auto parts, e-recycling, wire recycling

(1) World Steel Association

26

Highlights and Recent Developments  Business strategy is based on long - term investment outlook and operational expertise Rental Real Estate Operations  Net lease portfolio overview ─ Single tenant (over $100 billion market cap, A - credit) for two large buildings with leases through 2020 – 2021 ─ 27 additional properties with 2.8 million square feet: 14% Retail, 53% Industrial, 33% Office  Maximize value of commercial lease portfolio through effective management of existing properties ─ Seek to sell assets on opportunistic basis Property Development and Resort Operations  New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 271 and 1,325 units, respectively ─ Both developments operate golf and resort activities  Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million Segment: Real Estate Company Description  Consists of rental real estate, property development and associated resort activities  Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants  Property development and resort operations are focused on the construction and sale of single and multi - family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary 27 Real Estate Segment ($ millions) 2011 2012 2013 Select Income Statement Data: Total revenues 90$ 88$ 85$ Adjusted EBITDA 47 47 46 Net income 18 19 17 Adjusted EBITDA attrib. to IEP 47$ 47$ 46$ Net income attrib. to IEP 18 19 17 Select Balance Sheet Data: Total assets 1,004$ 852$ 780$ Equity attributable to IEP 906 763 711 FYE December 31,

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, and Southern Tide

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,		
($ millions)	2011	2012	2013
Select Income Statement Data:			
Total revenues	$ 325	$ 231	$ 187
Adjusted EBITDA	(31)	(3)	1
Net income	(66)	(27)	(16)
Adjusted EBITDA attrib. to IEP	$ (24)	$ (3)	$ 1
Net income attrib. to IEP	(56)	(27)	(16)
Select Balance Sheet Data:			
Total assets	$ 319	$ 291	$ 222
Equity attributable to IEP	283	256	191

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH implemented a more customer-focused organizational structure during the first quarter of 2012 with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

28

Financial Performance 29

Financial Performance Adjusted EBITDA Attributable to Icahn Enterprises Equity Attributable to Icahn Enterprises 30 $1,541 $1,546 $1,896 FYE 2011 FYE 2012 FYE 2013 $3,755 $4,669 $6,092 12/31/11 12/31/12 12/31/13 ($ in millions) 2011 2012 2013 ($ in millions) 2011 2012 2013 Adjusted EBITDA attributable to Icahn Enterprises Equity attributable to Icahn Enterprises Investment 876$ 158$ 816$ Investment 3,282$ 2,387$ 3,696$ Automotive 512 390 459 Automotive 967 860 1,660 Energy - 787 556 Energy - 2,383 1,926 Metals 26 (16) (18) Metals 384 338 273 Railcar 27 77 111 Railcar 172 257 591 Gaming 37 54 45 Gaming 402 379 392 Food Packaging 35 41 50 Food Packaging (1) (3) 55 Real Estate 47 47 46 Real Estate 906 763 711 Home Fashion (24) (3) 1 Home Fashion 283 256 191 Holding Company 5 11 (170) Holding Company (2,640) (2,951) (3,403) Total 1,541$ 1,546$ 1,896$ Total 3,755$ 4,669$ 6,092$ FYE December 31, As of December 31,

Consolidated Financial Snapshot ($Millions) 31 2011 2012 2013 Revenues: Investment 1,896$ 398$ 2,031$ Automotive 6,937 6,677 6,876 Energy - 5,519 9,063 Metals 1,096 1,103 929 Railcar 691 799 744 Gaming 624 611 571 Food Packaging 338 341 346 Real Estate 90 88 85 Home Fashion 325 231 187 Holding Company 36 29 (150) Eliminations (14) - - 12,019$ 15,796$ 20,682$ Adjusted EBITDA: Investment 1,845$ 374$ 1,912$ Automotive 679 513 587 Energy - 977 869 Metals 26 (16) (18) Railcar 187 279 311 Gaming 72 79 66 Food Packaging 48 57 67 Real Estate 47 47 46 Home Fashion (31) (3) 1 Holding Company 5 11 (170) Consolidated Adjusted EBITDA 2,878$ 2,318$ 3,671$ Less: Adjusted EBITDA attrib. to NCI (1,337) (772) (1,775) Adjusted EBITDA attrib. to IEP 1,541$ 1,546$ 1,896$ Capital Expenditures 494$ 936$ 1,161$ FYE December 31,

Strong Balance Sheet

($Millions)

	As of December 31, 2013										
	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets											
Cash and cash equivalents	$ 3	$ 761	$ 842	$ 31	$ 417	$ 359	$ 19	$ 32	$ 16	$ 782	$ 3,262
Cash held at consolidated affiliated partnerships and restricted cash	321	-	-	4	27	31	1	3	6	3	396
Investments	11,826	253	-	-	31	34	-	-	-	117	12,261
Accounts receivable, net	-	1,297	242	62	34	10	67	3	35	-	1,750
Inventories, net	-	1,068	527	85	90	-	72	-	60	-	1,902
Property, plant and equipment, net	-	2,038	2,684	129	1,889	444	156	656	78	3	8,077
Goodwill and intangible assets, net	-	1,715	1,307	9	7	67	11	68	3	-	3,187
Other assets	47	413	146	14	52	51	79	18	24	66	910
Total Assets	$ 12,197	$ 7,545	$ 5,748	$ 334	$ 2,547	$ 996	$ 405	$ 780	$ 222	$ 971	$ 31,745
Liabilities and Equity											
Accounts payable, accrued expenses and other liabilities	$ 757	$ 1,763	$ 1,550	$ 57	$ 204	$ 132	$ 80	$ 18	$ 31	$ 351	$ 4,943
Securities sold, not yet purchased, at fair value	884	-	-	-	-	-	-	-	-	-	884
Due to brokers	2,203	-	-	-	-	-	-	-	-	-	2,203
Post-employment benefit liability	-	1,072	-	1	5	-	33	-	-	-	1,111
Debt	-	2,586	676	3	1,448	298	217	51	-	4,016	9,295
Total liabilities	3,844	5,421	2,226	61	1,657	430	330	69	31	4,367	18,436
Equity attributable to Icahn Enterprises	3,696	1,660	1,926	273	591	392	55	711	191	(3,403)	6,092
Equity attributable to non-controlling interests	4,657	464	1,596	-	299	174	20	-	-	7	7,217
Total equity	8,353	2,124	3,522	273	890	566	75	711	191	(3,396)	13,309
Total liabilities and equity	$ 12,197	$ 7,545	$ 5,748	$ 334	$ 2,547	$ 996	$ 405	$ 780	$ 222	$ 971	$ 31,745

32

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of				
	Dec 31 2012	March 31 2013	June 30 2013	Sept 30 2013	Dec 31 2013
Market-valued Subsidiaries:					
Holding Company interest in Funds (1)	$2,387	$2,607	$2,543	$3,573	$3,696
CVR Energy (2)	3,474	3,675	3,375	2,743	3,092
CVR Refining (2)	–	139	180	150	136
Federal-Mogul (2)	615	462	783	2,033	2,383
American Railcar Industries (2)	377	555	398	466	543
Total market-valued subsidiaries	$6,853	$7,438	$7,279	$8,965	$9,850
Other Subsidiaries					
Tropicana (3)	$512	$546	$566	$528	$444
Viskase (3)	268	283	237	278	290
Real Estate Holdings (4)	763	696	717	723	711
PSC Metals (4)	338	334	322	302	273
WestPoint Home (4)	256	207	205	205	191
AEP Leasing / ARL (5)	60	112	142	214	754
Total - other subsidiaries	$2,196	$2,178	$2,189	$2,250	$2,663
Add: Holding Company cash and cash equivalents (6)	1,045	755	1,412	958	782
Less: Holding Company debt (6)	(4,082)	(3,525)	(3,525)	(4,017)	(4,016)
Add: Other Holding Company net assets (7)	86	137	(133)	(72)	(147)
Indicative Net Asset Value	**$6,098**	**$6,983**	**$7,222**	**$8,084**	**$9,132**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Fair market value of Holding Company's interest in the Funds and Investment segment cash as of each respective date.
(2) Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2013, June 30, 2013 and March 31, 2013 and 8.0x Adjusted EBITDA for the twelve months ended December 31, 2012 and December 31, 2013. Viskase valued at 10.0x Adjusted EBITDA for the twelve months ended September 30, 2013, 9.5x Adjusted EBITDA for the twelve months ended June 30, 2013 and December 31, 2013 and 11.0x for the twelve months ended March 31, 2013 and December 31, 2012.
(4) Represents equity attributable to us as of each respective date.
(5) From December 31, 2012 to September 30, 2013, represents book value of AEP Leasing. For December 31, 2013, ARL value assumes the present value of cash flows from leased railcars plus working capital.
(6) Holding Company's balance as of each respective date.
(7) Holding Company's other net asset balance as of each respective date.

33

Appendix — EBITDA Reconciliation 34

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2013

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,902	$ 263	$ 479	$ (28)	$ 139	$ 19	$ 43	$ 17	$ (16)	$ (374)	$ 2,444
Interest expense, net	10	108	47	-	40	13	22	4	-	300	544
Income tax (benefit) expense	-	(180)	195	(20)	31	3	(51)	-	-	(96)	(118)
Depreciation, depletion and amortization	-	296	208	26	92	34	21	23	8	-	708
EBITDA before non-controlling interests	$ 1,912	$ 487	$ 929	$ (22)	$ 302	$ 69	$ 35	$ 44	$ (8)	$ (170)	$ 3,578
Impairment	-	8	-	2	-	3	-	2	1	-	16
Restructuring	-	40	-	-	-	-	-	-	10	-	50
Non-service cost of U.S. based pension	-	2	-	-	-	-	3	-	-	-	5
FIFO impact unfavorable	-	-	(21)	-	-	-	-	-	-	-	(21)
OPEB curtailment gains	-	(19)	-	-	-	-	-	-	-	-	(19)
Certain share-based compensation expense	-	5	18	-	5	-	-	-	-	-	28
Losses on divestitures	-	60	-	-	-	-	-	-	-	-	60
Net loss on extinguishment of debt	-	-	(5)	-	-	5	-	-	-	-	-
Unrealized loss on certain derivatives	-	-	(51)	-	-	-	-	-	-	-	(51)
Other	-	4	(1)	2	4	(11)	29	-	(2)	-	25
Adjusted EBITDA before non-controlling interests	$ 1,912	$ 587	$ 869	$ (18)	$ 311	$ 66	$ 67	$ 46	$ 1	$ (170)	$ 3,671
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 812	$ 250	$ 289	$ (28)	$ 30	$ 13	$ 32	$ 17	$ (16)	$ (374)	$ 1,025
Interest expense, net	4	88	32	-	11	9	16	4	-	300	464
Income tax (benefit) expense	-	(191)	162	(20)	9	2	(36)	-	-	(96)	(170)
Depreciation, depletion and amortization	-	234	121	26	35	23	15	23	8	-	485
EBITDA attributable to Icahn Enterprises	$ 816	$ 381	$ 604	$ (22)	$ 85	$ 47	$ 27	$ 44	$ (8)	$ (170)	$ 1,804
Impairment	-	7	-	2	-	2	-	2	1	-	14
Restructuring	-	31	-	-	-	-	-	-	10	-	41
Non-service cost of U.S. based pension	-	2	-	-	-	-	2	-	-	-	4
FIFO impact unfavorable	-	-	(15)	-	-	-	-	-	-	-	(15)
OPEB curtailment gains	-	(15)	-	-	-	-	-	-	-	-	(15)
Certain share-based compensation expense	-	4	13	-	3	-	-	-	-	-	20
Losses on divestitures	-	46	-	-	-	-	-	-	-	-	46
Net loss on extinguishment of debt	-	-	(3)	-	-	3	-	-	-	-	-
Unrealized loss on certain derivatives	-	-	(43)	-	-	-	-	-	-	-	(43)
Other	-	3	-	2	23	(7)	21	-	(2)	-	40
Adjusted EBITDA attributable to Icahn Enterprises	$ 816	$ 459	$ 556	$ (18)	$ 111	$ 45	$ 50	$ 46	$ 1	$ (170)	$ 1,896

35

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2012

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 372	$ (22)	$ 338	$ (58)	$ 92	$ 30	$ 6	$ 19	$ (27)	$ 12	$ 762
Interest expense, net	2	136	38	-	57	12	21	5	-	283	554
Income tax (benefit) expense	-	(29)	182	(1)	42	4	5	-	-	(284)	(81)
Depreciation, depletion and amortization	-	289	128	26	83	32	18	23	8	-	607
EBITDA before non-controlling interests	$ 374	$ 374	$ 686	$ (33)	$ 274	$ 78	$ 50	$ 47	$ (19)	$ 11	$ 1,842
Impairment	-	98	-	18	-	2	-	-	11	-	129
Restructuring	-	26	-	-	-	-	1	-	4	-	31
Non-service cost of U.S. based pension	-	35	-	-	-	-	3	-	-	-	38
FIFO impact unfavorable	-	-	71	-	-	-	-	-	-	-	71
OPEB curtailment gains	-	(51)	-	-	-	-	-	-	-	-	(51)
Certain share-based compensation expense	-	(4)	33	-	5	-	-	-	-	-	34
Major scheduled turnaround expense	-	-	107	-	-	-	-	-	-	-	107
Expenses related to certain acquisitions	-	-	6	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	6	-	2	2	-	-	-	-	10
Unrealized loss on certain derivatives	-	-	68	-	-	-	-	-	-	-	68
Other	-	35	-	(1)	(2)	(3)	3	-	1	-	33
Adjusted EBITDA before non-controlling interests	$ 374	$ 513	$ 977	$ (16)	$ 279	$ 79	$ 57	$ 47	$ (3)	$ 11	$ 2,318
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 157	$ (24)	$ 263	$ (58)	$ 29	$ 21	$ 4	$ 19	$ (27)	$ 12	$ 396
Interest expense, net	1	105	31	-	8	8	15	5	-	283	456
Income tax (benefit) expense	-	(22)	149	(1)	23	3	4	-	-	(284)	(128)
Depreciation, depletion and amortization	-	224	105	26	13	22	13	23	8	-	434
EBITDA attributable to Icahn Enterprises	$ 158	$ 283	$ 548	$ (33)	$ 73	$ 54	$ 36	$ 47	$ (19)	$ 11	$ 1,158
Impairment	-	76	-	18	-	1	-	-	11	-	106
Restructuring	-	20	-	-	-	-	1	-	4	-	25
Non-service cost of U.S. based pension	-	27	-	-	-	-	2	-	-	-	29
FIFO impact unfavorable	-	-	58	-	-	-	-	-	-	-	58
OPEB curtailment gains	-	(40)	-	-	-	-	-	-	-	-	(40)
Certain share-based compensation expense	-	(3)	27	-	3	-	-	-	-	-	27
Major scheduled turnaround expense	-	-	88	-	-	-	-	-	-	-	88
Expenses related to certain acquisitions	-	-	4	-	-	-	-	-	-	-	4
Net loss on extinguishment of debt	-	-	5	-	1	1	-	-	-	-	7
Unrealized loss on certain derivatives	-	-	57	-	-	-	-	-	-	-	57
Other	-	27	-	(1)	-	(2)	2	-	1	-	27
Adjusted EBITDA attributable to Icahn Enterprises	$ 158	$ 390	$ 787	$ (16)	$ 77	$ 54	$ 41	$ 47	$ (3)	$ 11	$ 1,546

36

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2011

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,830	$ 168	$ -	$ 6	$ 40	$ 24	$ 6	$ 18	$ (66)	$ (226)	$ 1,800
Interest expense, net	15	136	-	-	62	8	21	6	1	223	472
Income tax (benefit) expense	-	17	-	(3)	4	3	5	-	-	8	34
Depreciation, depletion and amortization	-	284	-	23	81	32	16	23	10	-	469
EBITDA before non-controlling interests	$ 1,845	$ 605	$ -	$ 26	$ 187	$ 67	$ 48	$ 47	$ (55)	$ 5	$ 2,775
Impairment	-	48	-	-	-	5	-	-	18	-	71
Restructuring	-	5	-	-	-	-	-	-	6	-	11
Non-service cost of U.S. based pension	-	25	-	-	-	-	-	-	-	-	25
OPEB curtailment gains	-	(1)	-	-	-	-	-	-	-	-	(1)
Certain share-based compensation expense	-	1	-	-	-	-	-	-	-	-	1
Other	-	(4)	-	-	-	-	-	-	-	-	(4)
Adjusted EBITDA before non-controlling interests	$ 1,845	$ 679	$ -	$ 26	$ 187	$ 72	$ 48	$ 47	$ (31)	$ 5	$ 2,878
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 868	$ 121	$ -	$ 6	$ 2	$ 13	$ 4	$ 18	$ (56)	$ (226)	$ 750
Interest expense, net	8	105	-	-	11	5	15	6	-	223	373
Income tax (benefit) expense	-	13	-	(3)	2	3	4	-	-	8	27
Depreciation, depletion and amortization	-	217	-	23	12	13	12	23	9	-	309
EBITDA attributable to Icahn Enterprises	$ 876	$ 456	$ -	$ 26	$ 27	$ 34	$ 35	$ 47	$ (47)	$ 5	$ 1,459
Impairment	-	37	-	-	-	3	-	-	18	-	58
Restructuring	-	4	-	-	-	-	-	-	5	-	9
Non-service cost of U.S. based pension	-	18	-	-	-	-	-	-	-	-	18
OPEB curtailment gains	-	(1)	-	-	-	-	-	-	-	-	(1)
Certain share-based compensation expense	-	1	-	-	-	-	-	-	-	-	1
Other	-	(3)	-	-	-	-	-	-	-	-	(3)
Adjusted EBITDA attributable to Icahn Enterprises	$ 876	$ 512	$ -	$ 26	$ 27	$ 37	$ 35	$ 47	$ (24)	$ 5	$ 1,541

37